Exhibit 3.2

~~SIXTH~~ SEVENTH AMENDED AND RESTATED BYLAWS

OF

PEOPLE’S UNITED FINANCIAL, INC.

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of People’s United Financial, Inc. (the “Corporation”) in the State of Delaware shall be in the City of Dover, County of Kent.

Section 1.02. Principal Place of Business. The principal place of business of the Corporation shall be located in Bridgeport, Connecticut.

Section 1.03. Additional Offices. The Corporation may also have offices and places of business at such other places as the Board of Directors (the “Board”) may from time to time designate or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 2.01. Place of Meetings. Meetings of shareholders of the Corporation shall be held at such place as may be fixed by the Board and designated in the notice of meeting. If no place is so fixed, such meetings shall be held at the principal place of business of the Corporation.

Section 2.02. Annual Meetings. The annual meeting of shareholders of the Corporation for the election of directors and the transaction of any other business which may properly come before such meeting shall be held each year on a date and at a time to be designated by the Board.

Section 2.03. Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called at any time only by the Chief Executive Officer or the President or by resolution of at least three-fourths of the directors then in office. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

Section 2.04. Notice of Meetings. Except as otherwise required by law, written notice stating the place, date and hour of any meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be ~~delivered~~ given to each shareholder of record entitled to vote at such meeting, either personally, electronically or by mail, not less than ten (10) nor more than sixty (60) days before the date of such meeting. If given electronically, such notice shall be deemed given (a) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (b) if by a posting on an electronic network together with a separate notice to the shareholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the shareholder. If mailed, such notice shall be deemed to be ~~delivered~~ given when deposited in the U.S. mail, with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 2.06, or at such other address as the shareholder shall have furnished in writing to the Secretary. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of shareholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than thirty (30) days, or, if after adjournment, the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.05. Waiver of Notice. Notice of any annual or special meeting need not be given to any shareholder who submits a signed waiver of notice of any meeting, in person or by proxy or by his or her duly authorized attorney-in-fact, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder, except where a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.06. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of shareholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.06, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If no record date is fixed, (a) the record date for determining shareholders entitled to notice of or vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.07. Quorum. The holders of record of a majority of the total number of votes eligible to be cast in the election of directors, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of shareholders, except as otherwise provided by law, these Bylaws or the Certificate of Incorporation. If less than a majority of such total number of votes is represented at a meeting, a majority of the number of votes so represented may adjourn the meeting from time to time without further notice, provided, that if such adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of shareholders, such quorum is not broken by the subsequent withdrawal of any shareholders.

Section 2.08. Conduct of Meetings. The ~~Chairman~~ Chief Executive Officer shall serve as chairman at all meetings of the shareholders or, if the ~~Chairman~~ Chief Executive Officer is absent or otherwise unable to so serve, the President shall serve as chairman. If the President is absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board shall serve as chairman at any meeting of shareholders. The Secretary or, in his or her absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the shareholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate. The chairman of the meeting shall also have the authority to adjourn the meeting from time to time and from place to place as he or she may deem necessary and in the best interests of the Corporation.

Section 2.09. Voting; Voting of Shares in the Name of Two or More Persons. Except for the election of directors or as otherwise provided by applicable law or regulation, the Certificate of Incorporation or these Bylaws, at all meetings of shareholders, all matters shall be determined by a vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present and entitled to vote thereat.

A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice provisions for shareholder nominees for director set forth in Section 5.06 of the Certificate of Incorporation and Section 2.12 of these Bylaws and (ii) such nomination has not been withdrawn by such shareholder on or before the record date for such meeting. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.

If ownership of a share of voting stock of the Corporation stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present, in person or by proxy, at such meeting. If such conflicting votes are evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court.

Section 2.10. Proxies. Each shareholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Certificate of Incorporation or in a resolution, or resolutions, of the Board providing for the issuance of preferred stock, each shareholder entitled to vote shall be entitled to one vote for each share of capital stock registered in his or her name on the transfer books or records of the Corporation. Each shareholder entitled to vote may authorize another person or persons to act for him or her by proxy. All proxies shall by written instrument, signed by the shareholder or by his or her attorney-in-fact, or by electronic transmission as permitted by law; provided, that such electronic transmission either sets forth or is submitted with information from which it can be determined that such electronic transmission was authorized by such shareholder. All proxies shall be filed with the Secretary before being voted. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a shareholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

Section 2.11. Inspectors of Election. In advance of any meeting of shareholders, the Board shall, to the extent required by applicable law, appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting shall make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The duties of the inspectors of election shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, receiving votes, ballots or consents, hearing and deciding all challenges and questions arising in connection with the right to vote, counting and tabulating all votes, ballots or consents, determining the results and doing such acts as are proper to the conduct of the election or the vote with fairness to all shareholders. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.

Section 2.12. Procedure for Nominations. Only persons who are nominated in accordance with the procedures set forth in Section 5.06 of the Certificate of Incorporation (and, in the case of a nomination submitted by a shareholder, in accordance with the provisions of this Section 2.12) shall be eligible for election as Directors. Subject to the provisions thereof, the ~~Compensation and Nominating Committee~~ committee appointed by the Board with authority to exercise the powers of a nominating committee (the “Nominating Committee”) shall select, and recommend to the Board for its approval, nominees for election as directors. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve of a nominee, the ~~Compensation and~~ Nominating Committee shall, upon the approval of the Board, deliver written nominations to the Secretary at least one-hundred twenty (120) days prior to the date of the annual meeting. No nominations for directors except those made by the ~~Compensation and~~ Nominating Committee and approved by the Board shall be voted upon at the annual meeting of shareholders, unless other nominations by shareholders are made in accordance with the provisions of Section 5.06 of the Certificate of Incorporation. In the event the Board has not appointed a Nominating Committee, the Board shall exercise the powers and fulfill the duties described in this Section 2.12 that would otherwise be exercised and fulfilled by such committee.

The written notice of a shareholder’s intent to make a nomination pursuant to the provisions of Section 5.06 of the Certificate of Incorporation shall include, in addition to the information required by such section, a statement whether the person to be nominated, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with the Corporation’s Board Policy on Director Elections.

Section 2.13. Substitution of Nominees. In the event that a person validly designated as a nominee in accordance with Section 5.06 of the Certificate of Incorporation shall thereafter become unwilling or unable to stand for election to the Board, the Board, upon recommendation by the ~~Compensation and~~ Nominating Committee (if such a committee has been appointed), may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substituted nominee.

Section 2.14. New Business. Any new business to be taken up at the annual meeting at the request of the Chief Executive Officer or by resolution of at least three-fourths of the directors then in office shall be stated in writing and filed with the Secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 2.14, no other proposal shall be acted upon at the annual meeting.

Any proposal offered by any shareholder may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must be a shareholder of record and have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of shareholders, ninety (90) days in advance of the anniversary of the previous year’s annual meeting if the current year’s meeting is to be held within 30 days prior to, on the anniversary date of, or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 2.14, notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A shareholder’s notice to the Secretary shall set forth as to the matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the shareholder proposing such business; (c) the class and number of shares of the Corporation which are owned of record by the shareholder and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; (e) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such new business; (f) a representation whether the shareholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from shareholders in support of such proposal; and (g) all such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules). This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated

and filed as herein provided. This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a shareholder’s proposal from the Corporation’s proxy materials. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the provisions hereof, and, if the chairman should so determine, the chairman shall declare to the meeting that such new business was not properly brought before the meeting and shall not be considered.

ARTICLE III

SHARES AND THEIR TRANSFER

Section 3.01. Certificates of Stock. Shares of the Corporation may but need not be represented by certificates. Upon request every holder of uncertificated shares shall be entitled to have a certificate. When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the General Corporation Law of the State of Delaware (the “GCL”) and as determined by the Board to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall state the registered holder’s name and the number and class of shares and shall be signed by the Chairman, the Chief Executive Officer or the President and the Secretary or any Assistant Secretary, and may, but need not, bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificates may be facsimiles. In case the Chairman or any officer or officers who shall have signed any such certificate shall cease to ~~be such officer or officers of~~ serve in such capacity with the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to ~~be such officer or officers of~~ serve in such capacity with the Corporation.

Section 3.02. Book Entry Shares. The Corporation may by resolution provide for the issuance of shares of its capital stock in book-entry (uncertificated) form. In such event, all references in these Bylaws to the delivery of stock certificates shall be inapplicable. The Corporation’s Transfer Agent shall keep appropriate records indicating the number of shares of capital stock owned by each person to whom shares are issued, any restrictions applicable to such shares of capital stock and the duration thereof, and other relevant information. Upon expiration of any applicable restrictions for any reason, the Transfer Agent shall effect delivery of such shares of capital stock by adjusting its records to reflect the expiration of such restrictions, and by notifying the person in whose name such shares were issued that such restrictions have lapsed.

Section 3.03. Transfer Agent and Registrar. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of ~~certificates~~ shares of stock of any class and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

Section 3.04. Registration and Transfer of Shares. Subject to the provisions of the Certificate of Incorporation ~~of the Corporation~~, the name of each person owning ~~a~~ shares of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, and for shares held in certificated form, the numbers of the certificates ~~covering~~ representing such shares and the dates of issue of such certificates. Subject to the provisions of the Certificate of Incorporation ~~of the Corporation~~, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of any applicable transfer taxes. In the case of book entry shares, compliance with applicable transfer procedures prescribed by the Transfer Agent shall suffice in lieu of the surrender of stock certificates. Subject to the provisions of the Certificate of Incorporation ~~of the Corporation~~, a record shall be made of each transfer.

Section 3.05. Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Corporation held in certificated form shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates ~~therefor~~ representing such shares. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft or destruction of the certificate and, in the case of mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

Section 3.06. Holder of Record. Subject to the provisions of the Certificate of Incorporation ~~of the Corporation~~, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.01. Responsibilities; Number of Directors. The business and affairs of the Corporation shall be under the direction of the Board. The Board shall consist of not less than five (5) nor more than fifteen (15) directors (other than directors elected by the holders of shares of any series of preferred stock). Within the foregoing limits, the number of directors shall be determined only by resolution of the Board.

Section 4.02. Qualifications. Each director shall be at least eighteen (18) years of age. No director shall ~~serve on the board of directors of an Insured Depository Institution, bank holding company, financial holding company or thrift holding company, other than the Corporation, its affiliated entities or the Federal Home Loan Bank of Boston,~~ be or become affiliated with any other depository institution while a member of the Board if such affiliation would violate the Depository Institution Management Interlocks Act, any regulation promulgated thereunder, or any other applicable law or regulation.

Section 4.03. Chairman. The Board shall, at each annual meeting, elect a Chairman. The Chairman of the Board shall be an independent director and shall perform such duties as the Board may from time to time assign to him or her, including but not limited to presiding at all meetings of the Board. The Chairman of the Board shall also have such powers and duties as are generally incident to the position of a non-executive Chairman.

Section 4.04. Vice Chairman. The Board may appoint from among its members a Vice Chairman, who shall perform such duties as may be assigned to him or her from time to time by the Board. ~~The Vice Chairman shall serve for a one year term or until his or her successor shall be elected and qualified.~~

Section 4.05. Age Limitation of Directors. With the exception of the Chairman of the Board, a director shall retire from service as a director of the Corporation at the expiration of the term of office during which such Director has reached the age of seventy-six. The Chairman of the Board shall retire from service as a director of the Corporation at the expiration of the term of office during which the Chairman of the Board reaches the age of eighty.

Section 4.06. Regular and Annual Meetings. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of the shareholders, or at such other time or place as the Board may fix by resolution. The Board may provide, by resolution, the time and place for the holding of regular meetings of the Board without notice other than such resolution.

Section 4.07. Special Meetings. Special meetings of the Board may be called for any purpose at any time by or at the request of the Chairman or the ~~President~~ Chief Executive Officer. Special meetings of the Board shall also be called by the Secretary upon the written request, stating the purpose or purposes of the meeting, of at least sixty percent (60%) of the directors then in office, but in any event not ~~less~~ fewer than five (5) directors. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Corporation’s regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

Section 4.08. Notice of Meetings; Waiver of Notice. Except as otherwise provided in Section 4.07, notice of each meeting shall be mailed or otherwise given to each director at least two (2) business days before the day of the meeting to his or her address (which may be an electronic mail address) shown in the records of the Corporation, except that in the case of an emergency, in the discretion of the Chairman or the ~~President~~ Chief Executive Officer, shorter oral notice may be given. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service or ~~company providing~~ electronic ~~transmission services~~ medium. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.09. Conduct of Meetings. Meetings of the Board shall be presided over by the Chairman or such other director or officer as the Chairman shall designate. If the Chairman is absent or otherwise unable to preside over the meeting, the presiding officer shall be the ~~President~~ Chief Executive Officer. If the ~~President~~ Chief Executive Officer is absent or otherwise unable to preside over the meeting, the presiding ~~officer~~ person shall be such other person as shall be appointed by a majority of the Board. The Secretary or, in his absence, a person appointed by the Chairman (or other presiding person), shall act as secretary of the meeting. The Chairman (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings.

Section 4.10. Quorum and Voting Requirements. A quorum at any meeting of the Board shall consist of not less than a majority of the directors then in office or such greater number as shall be required by law, these Bylaws or the Certificate of Incorporation, but not less than one-third (1/3) of the total number of directors previously fixed by resolution of the Board. If less than a required quorum is present, the majority of those directors present shall adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present, shall constitute an act of the Board.

Section 4.11. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

Section 4.12. Participation Other Than In Person. Members of the Board or any committee thereof may participate in a Board or committee meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.12 shall constitute presence in person at the meeting.

Section 4.13. Vacancies. To the extent not inconsistent with the Certificate of Incorporation and subject to the limitations prescribed by law and the rights of holders of any series of preferred stock, vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, at any regular or special meeting of the Board called for that purpose. Subject to the rights of holders of any series of preferred stock, no person shall be so elected a director unless nominated by the ~~Compensation and~~ Nominating Committee (or by the Board if no such committee has been appointed). Subject to the rights of holders of any series of preferred stock, any director so elected shall serve ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ until the next annual meeting of shareholders and ~~until~~ his or her successor shall be elected and qualified.

Section 4.14. Compensation. The Board may provide for the compensation of directors for their services in ~~one or more~~ such form or forms and in such amount as the Board may determine.

Section 4.15. Amendments Concerning the Board. The number and other restrictions and qualifications for directors of the Corporation as set forth in these Bylaws may be altered only by a vote, in addition to any vote required by law, of two-thirds of the entire Board or by the affirmative vote of the holders of record of not less than two thirds (66.67%) of the total votes eligible to be cast by holders of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the shareholders called for that purpose.

ARTICLE V

COMMITTEES

Section 5.01. Executive Committee. An Executive Committee of the Board may be appointed by Board resolution. If appointed, the Executive Committee shall, to the extent not inconsistent with law, these Bylaws, the Certificate of Incorporation or resolutions adopted by the Board, exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation in the intervals between the meetings of the Board. The Executive Committee shall operate pursuant to a charter approved by the Executive Committee and the entire Board ~~of Directors~~. If an Executive Committee is appointed, it may subsequently be eliminated by resolution adopted by the Board.

Section 5.02. Other Committees. The Board may by resolution ~~create or eliminate~~ appoint such other committees (including, but not limited to, ~~an Audit Committee and a Compensation and Nominating Committee~~ one or more committees authorized to exercise the powers of an audit committee, a compensation committee, and a nominating committee), as from time to time it may deem necessary or appropriate for the conduct of the business of the Corporation. Each such committee shall exercise such powers as may be assigned by the Board to the extent not inconsistent with law, these Bylaws, the Certificate of Incorporation or resolutions adopted by the Board. Each committee established by the Board pursuant to this Section 5.02 shall operate pursuant to a committee charter which shall be annually approved and adopted by the applicable committee and the Board. Any committee so appointed may subsequently be eliminated by resolution adopted by the Board.

ARTICLE VI

OFFICERS

Section 6.01. Designation of Officers. The Board shall, at each annual meeting, elect a ~~Chairman~~, Chief Executive Officer, President, Treasurer and a Secretary, and may elect such other officers as the Board from time to time may deem necessary or the business of the Corporation may require. The other officers shall consist of the Controller, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more First Vice Presidents, one or more Vice Presidents, ~~one or more Assistant Vice Presidents,~~ and one or more Assistant Secretaries.

The election of such officers shall be made only by a vote of a majority of the entire Board. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent regular meeting or at a special meeting called for that purpose, in the same manner as above provided. Each person elected shall have such authority, bear such title and perform such duties as may be provided in these Bylaws and as the Board may prescribe from time to time. Whenever a vacancy occurs among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided. All officers elected or appointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board.

The Corporation shall have~~, and~~ such other officers, assistant officers and agents as may be deemed necessary and appointed by the Board of Directors~~, the President~~ or the Chief Executive Officer or as may be chosen in such other manner as may be prescribed or permitted by these Bylaws, as amended from time to time.

Any number of offices may be held by the same person except that no person shall simultaneously hold the offices of President and Secretary.

~~The election of the officers shall be made only by a vote of a majority of the entire Board. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent regular meeting or at a special~~

~~meeting called for that purpose, in the same manner as above provided. Each person elected shall have such authority, bear such title and perform such duties as may be provided in these Bylaws and as the Board may prescribe from time to time. Whenever a vacancy occurs among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided. All officers elected or appointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board.~~

Section 6.02. Term of Office and Removal. Each officer shall serve until his or her successor is elected ~~and duly qualified~~ or appointed, the office is abolished or he or she is removed. Any officer may be removed at any regular or special meeting of the Board called for that purpose, with or without cause, by an affirmative vote of a majority of the entire Board. In addition, no person shall continue to serve as an officer of the Corporation following the time at which he or she is no longer employed by the Corporation or its principal banking subsidiary, or by any of their respective affiliates.

~~Section 3. Chairman of the Board. The Chairman of the Board shall be an independent director and shall perform such duties as the Board may from time to time assign to him or her, including but not limited to presiding at all meetings of the shareholders, the Board and the Executive Committee. The Chairman of the Board shall also have such powers and duties as are generally incident to the position of a non-executive Chairman.~~

Section 6.03. Chief Executive Officer. The Chief Executive Officer shall be so designated by the Board and may also hold the title of ~~Chairman of the Board and/or~~ President. The Chief Executive Officer of the Corporation, subject to the direction of the Board, shall be responsible for assuring that the policy decisions of the Board are implemented as formulated. The Chief Executive Officer shall have such powers as may be assigned to such officer by the Board or its committees.

Section 6.04. President. The President, who may also ~~shall~~ be the Chief Executive Officer of the Corporation, ~~and~~ shall be subject to the direction of the Board. The President shall perform such duties as from time to time may be assigned to him by these Bylaws or the Board ~~or the Chairman~~. ~~In the absence of or disability of the Chairman, or if the office of the Chairman is vacant by reason of death, resignation, failure of the Board to elect a Chairman or otherwise, the President or such other person who the Board shall designate, shall exercise the powers and perform the duties which otherwise would fall upon the Chairman.~~

~~Section 6. Vice Presidents. Executive Vice Presidents, First Vice Presidents and Vice Presidents may be appointed by the Board to perform such duties as may be prescribed by these Bylaws, the Board or the Chief Executive Officer as permitted by the Board.~~

Section 6.05. Secretary. The Secretary shall record, or cause to be recorded, all votes and minutes of all proceedings of the Board and of the shareholders in a book or books to be kept for that purpose. The Secretary shall have such other powers and duties as are generally incident to the office of Secretary and as may be assigned to him or her by the Board, any committee of the Board, the Chairman, and the Chief Executive Officer.

Section 6.06. Treasurer. The Treasurer shall perform all acts and duties as are generally incident to the office of the Treasurer.

Section 6.07. Controller. The Controller shall be the chief accounting officer and shall be responsible for the maintenance of adequate internal systems and records. The Controller shall maintain the general books of the Corporation relating to all assets, liabilities, receipts, disbursements and other financial transactions, and shall see that all expenditures are made in accordance with procedures duly established from time to time. The Controller shall prepare or cause to be prepared all reports pertinent to his office as may be required by the Board or regulatory authorities.

Section 6.08. Other Officers. Other officers appointed by the Board or by the Chief Executive Officer shall have such authority and shall perform such duties as may be assigned to them, from time to time, by the Board or the Chief Executive Officer.

Section 6.09. Compensation of Officers. The compensation of the Chief Executive Officer, President and ~~the Executive Vice Presidents~~ any other officer designated as an “executive officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or Regulation O promulgated by the Board of Governors of the Federal Reserve System shall be fixed, from time to time, by the Board of Directors. The salaries of the other officers shall be fixed, from time to time, by the Board of Directors, by a committee of the Board of Directors or by the Chief Executive Officer of the Corporation. No officer shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VII

DIVIDENDS

The Board shall have the power, subject to the provisions of law and the requirements of the Certificate of Incorporation, to declare and pay dividends out of surplus (or, if no surplus exists, out of net profits of the Corporation, for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except where there is an impairment of capital stock), to pay such dividends to the shareholders in cash, in property or in shares of the capital stock of the Corporation and to fix the date or dates for the payment of such dividends.

ARTICLE VIII

AMENDMENTS

These Bylaws, except as provided by applicable law or the Certificate of Incorporation, or as otherwise set forth in these Bylaws, may be amended or repealed at any regular or special meeting of the entire Board by the vote of two-thirds of the members of the entire Board; provided, however, that (a) a notice specifying the change or amendment shall have been given at a previous regular meeting and entered in the minutes of the Board (such prior notice being deemed waived in the absence of any objection by a director at or prior to the meeting at which such change or amendment is to be acted upon); (b) a written statement describing the change or amendment shall be made in the notice delivered to the directors of the meeting at which the change or amendment shall be acted upon; and (c) any Bylaw made by the Board may be altered, amended, rescinded or repealed by the holders of shares of capital stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose in accordance with the percentage requirements set forth in the Certificate of Incorporation and/or these Bylaws. Notwithstanding the foregoing, any provision of these Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision.